UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), is filing this Current Report on Form 8-K in order to file Exhibit 99.1 hereto to replace in its entirety the section under the heading (a) “Material Tax Considerations” that appears in the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2016 (the “Common Unit ATM Prospectus”), (b) “Material Federal Income Tax Consequences of Common Unit Ownership” that appears in the Partnership’s prospectus filed with the SEC on March 11, 2016 (the “UEP Prospectus”), (c) “Material Tax Considerations” that appears in the Partnership’s prospectus supplement filed with the SEC on June 24, 2016 (the “Series A ATM Prospectus”), (d) “Material Tax Considerations” that appears in the prospectus supplement filed with the SEC on March 30, 2017 (the “Series B ATM Prospectus”), each to provide updated disclosure regarding the material tax considerations associated with the Partnership’s operations and the purchase, ownership and disposition of the Partnership’s common units, Series A Cumulative Redeemable Perpetual Preferred Units and Series B Cumulative Redeemable Perpetual Preferred Units, as the case may be, and (e) provide the legal opinion of Latham & Watkins LLP relating to certain tax matters, a copy of which is filed as Exhibit 8.1 hereto in connection with the Common Unit ATM Prospectus, the UEP Prospectus, the Series A ATM Prospectus and the Series B ATM Prospectus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).
99.1	Material U.S. Federal Income Tax Consequences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: March 12, 2018	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer